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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Employee Stock Option Plan and the Non-Qualified Formula Stock Option Plan for Non-Employee Directors of Tandy Brands Accessories, Inc. of our reports dated August 10, 1999, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Fort Worth, Texas
January 3, 2000